UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2008

SYMMETRY MEDICAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-116038	35-1996126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3724 N State Road 15, Warsaw, Indiana 46582

(Address of Principal executive offices, including Zip Code)

(574) 268-2252

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On August 6, 2008, Symmetry Medical Inc. (“Symmetry”) issued a press release containing financial results from second quarter 2008.  A copy of the press release is being furnished as Exhibit 99.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           Appointment of Principal Executive Officer

On August 7, 2008, Symmetry’s Board of Directors appointed Ronda Harris, age 37, as Symmetry’s Chief Accounting Officer, to be effective September 1, 2008.   Prior to her appointment, from December 2002 until present, Ms. Harris was employed by General Electric Company.  From April 2006 through present, Ms. Harris served as Assistant Controller – Accounting Policies and Process, and from December 2002 through March 2006, Ms. Harris served as Controller, Motors.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits

99.1         “Symmetry Medical Reports Record Second Quarter 2008 Revenue of $109.8 Million” Press Release issued by Symmetry Medical Inc. dated August 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symmetry Medical Inc.

/s/ Fred L. Hite
Date: August 8, 2008	Name:	Fred L. Hite
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	“Symmetry Medical Reports Record Second Quarter 2008 Revenue of $109.8 Million” Press Release issued by Symmetry Medical Inc. dated August 6, 2008.